Exhibit 5.1

November 13, 2025

Genpact Limited
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Genpact USA, Inc., a Delaware corporation (“Genpact USA”), and as special New York counsel to Genpact Limited, an exempted limited liability company organized under the laws of Bermuda (“Genpact Limited”), Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg (“Genpact Luxembourg”), and Genpact UK Finco plc, a public limited company incorporated under the laws of England and Wales (“Genpact UK” and, together with Genpact USA, Genpact Limited and Genpact Luxembourg, the “Companies”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of:

1.	senior debt securities (the “Genpact Limited Senior Debt Securities”) of Genpact Limited, which may be issued under an indenture (the “Genpact Limited Senior Debt Indenture”) to be entered into between Genpact Limited and a trustee (the “Genpact Limited Senior Debt Trustee”), a form of which is filed as an exhibit to the Registration Statement;

2.	subordinated debt securities (the “Genpact Limited Subordinated Debt Securities”) of Genpact Limited, which may be issued under an indenture (the “Genpact Limited Subordinated Debt Indenture”) to be entered into between Genpact Limited and a trustee (the “Genpact Limited Subordinated Debt Trustee”), a form of which is filed as an exhibit to the Registration Statement;

3.	senior debt securities co-issued by Genpact Luxembourg and Genpact USA (the “Luxembourg Co-Issuer Debt Securities”), which may be issued under an indenture, dated as of March 26, 2021, by and among Genpact Luxembourg, Genpact USA, Genpact Limited and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (the “Luxembourg Co-Issuer Debt Trustee”) (the “Luxembourg Co-Issuer Debt Indenture”), which is filed as an exhibit to the Registration Statement;

4.	senior debt securities co-issued by Genpact UK and Genpact USA (the “UK Co-Issuer Debt Securities” and, together with the Genpact Limited Senior Debt Securities, the Genpact Limited Subordinated Debt Securities and the Luxembourg Co-Issuer Debt

Securities, the “Debt Securities”), which may be issued under an indenture (the “UK Co-Issuer Debt Indenture” and, together with the Genpact Limited Senior Debt Indenture, the Genpact Limited Subordinated Debt Indenture and the Luxembourg Co-Issuer Debt Indenture, the “Indentures”) to be entered into among Genpact UK, Genpact USA, Genpact Limited, Genpact Luxembourg and a trustee (the “UK Co-Issuer Debt Trustee”), a form of which is filed as an exhibit to the Registration Statement;

5.	common shares, par value $0.01 per share (the “Common Shares”), of Genpact Limited;

6.	preference shares, par value $0.01 per share (the “Preference Shares”), of Genpact Limited;

7.	depositary shares representing a fractional Preference Share or multiple Preference Shares (the “Depositary Shares”) of Genpact Limited;

8.	warrants to purchase Debt Securities, Common Shares, Preference Shares or Depositary Shares (collectively, the “Warrants”);

9.	units of a combination of one or more of the Debt Securities, Preference Shares, Common Shares, Depositary Shares or Warrants (collectively, the “Units”);

10.	guarantees by Genpact Limited of the UK Co-Issuer Debt Securities and of the Luxembourg Co-Issuer Debt Securities (the “Parent Guarantees”);

11.	guarantees by Genpact UK of the Luxembourg Co-Issuer Debt Securities (the “Genpact UK Guarantees”); and

12.	guarantees by Genpact Luxembourg of the UK Co-Issuer Debt Securities (the “Genpact Luxembourg Guarantees” and, together with the Parent Guarantees and Genpact UK Guarantees, the “Guarantees”).

The Debt Securities, the Preference Shares, the Common Shares, the Depositary Shares, the Warrants, the Units and the Guarantees are collectively referred to herein as the “Securities”.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of Genpact USA; (b) the By-laws of Genpact USA; (c) resolutions adopted by the Board of Directors of Genpact USA on November 11, 2025; (d) the Indentures; (e) the opinion of Appleby (Bermuda) Limited, Bermuda Counsel to Genpact Limited, with respect to the authorization of Genpact Limited to issue the Securities of Genpact Limited and the authorization and validity upon issuance of the Common Shares and Preference Shares; (f) the opinion of Allen Overy Shearman Sterling SCS, société en commandite simple (inscrite au barreau de Luxembourg), Luxembourg counsel to Genpact Luxembourg, with respect to the authorization of Genpact Luxembourg to issue the Luxembourg Co-Issuer Debt Securities and the Genpact Luxembourg Guarantees; and (g) the opinion of Slaughter and May, English counsel to Genpact UK, with respect to the authorization of Genpact UK to issue the UK Co-Issuer Debt Securities and the Genpact UK Guarantees. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Companies and documents furnished to us by the Companies without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, or the issuance and delivery of such Security, or the compliance by the Companies with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon any of the Companies or any restriction imposed by any court or governmental body having jurisdiction over any of the Companies; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by each of the Companies party thereto and any other parties thereto; (vii) any applicable deposit agreement, warrant agreement or unit agreement will be governed by the laws of the State of New York; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion as follows:

(1)       with respect to Genpact Limited Senior Debt Securities to be issued under the Genpact Limited Senior Debt Indenture, when (A) the Genpact Limited Senior Debt Trustee is qualified to act as Trustee under the Genpact Limited Senior Debt Indenture, (B) the Genpact Limited Senior Debt Trustee has duly executed and delivered the Genpact Limited Senior Debt Indenture, (C) the Genpact Limited Senior Debt Indenture has been duly authorized and validly executed and delivered by Genpact Limited to the Genpact Limited Senior Debt Trustee, (D) the Genpact Limited Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of directors of Genpact Limited, a duly constituted and acting committee thereof or any officers of Genpact Limited delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Genpact Limited Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Genpact Limited Senior Debt Securities, the terms of the offering thereof, and related matters, and (F) such Genpact Limited Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Genpact Limited Senior Debt Indenture, including any supplemental indenture or officer’s certificate related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Genpact Limited Board, upon payment of the consideration therefor provided for therein, such Genpact Limited Senior Debt Securities will constitute valid and binding obligations of Genpact Limited, enforceable against Genpact Limited in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(2)       with respect to Genpact Limited Subordinated Debt Securities to be issued under the Genpact Limited Subordinated Debt Indenture, when (A) the Genpact Limited Subordinated Debt Trustee is qualified to act as Trustee under the Genpact Limited Subordinated Debt Indenture, (B) the Genpact Limited Subordinated Debt Trustee has duly executed and delivered the Genpact Limited Subordinated Debt Indenture, (C) the Genpact Limited Subordinated Debt Indenture has been duly authorized and validly executed and delivered by Genpact Limited to the Genpact Limited Subordinated Debt Trustee, (D) the Genpact Limited Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Genpact Limited Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Genpact Limited Subordinated Debt Securities, the terms of the offering thereof, and related matters, and (F) such Genpact Limited Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Genpact Limited Subordinated Debt Indenture, including any supplemental indenture or officer’s certificate related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Genpact Limited Board, upon payment of the consideration therefor provided for therein, such Genpact Limited Subordinated Debt Securities will constitute valid and binding obligations of Genpact Limited, enforceable against Genpact Limited in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(3)        with respect to Luxembourg Co-Issuer Debt Securities and any Guarantees thereof to be issued under the Luxembourg Co-Issuer Debt Indenture, assuming (A) the Luxembourg Co-Issuer Debt Trustee is qualified to act as Trustee under the Luxembourg Co-Issuer Debt Indenture, (B) the Luxembourg Co-Issuer Debt Trustee has duly executed and delivered the Luxembourg Co-Issuer Debt Indenture, (C) the Luxembourg Co-Issuer Debt Indenture has been duly authorized and validly executed and delivered by Genpact Luxembourg, Genpact USA and Genpact Limited to the Luxembourg Co-Issuer Debt Trustee, (D) the Luxembourg Co-Issuer Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of managers of Genpact Luxembourg, a duly constituted and acting committee thereof or any officers of Genpact Luxembourg delegated such authority (such board of managers, committee or officers being hereinafter referred to as the “Genpact Luxembourg Board”) and the board of directors of Genpact USA, a duly constituted and acting committee thereof or any officers of Genpact USA delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Genpact USA Board”) have each taken all necessary corporate action to approve the issuance and terms of a particular series of Luxembourg Co-Issuer Debt Securities and Guarantees, if any, the terms of the offering thereof, and related matters, and (F) such Luxembourg Co-Issuer Debt Securities and Guarantees, if any, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Luxembourg Co-Issuer Debt Indenture, including any supplemental indenture or officer’s certificate related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Genpact Luxembourg Board and the Genpact USA Board, upon payment of the consideration therefor provided for therein, such Luxembourg Co-Issuer Debt Securities and Guarantees, if any, will constitute valid and binding obligations of Genpact Luxembourg and Genpact USA, enforceable against Genpact Luxembourg and Genpact USA in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(4)        with respect to UK Co-Issuer Debt Securities and any Guarantees thereof to be issued under the UK Co-Issuer Debt Indenture, when (A) the UK Co-Issuer Debt Trustee is qualified to act as Trustee under the UK Co-Issuer Debt Indenture, (B) the UK Co-Issuer Debt Trustee has duly executed and delivered the UK Co-Issuer Debt Indenture, (C) the UK Co-Issuer Debt Indenture has been duly authorized and validly executed and delivered by each of the Companies to the UK Co-Issuer Debt Trustee, (D) the UK Co-Issuer Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of directors of Genpact UK, a duly constituted and acting committee thereof or any officers of Genpact UK delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Genpact UK Board”) and the Genpact USA Board have each taken all necessary corporate action to approve the issuance and terms of a particular series of UK Co-Issuer Debt Securities and Guarantees, if any, the terms of the offering thereof, and related matters, and (F) such UK Co-Issuer Debt Securities and Guarantees, if any, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the UK Co-Issuer Debt Indenture, including any supplemental indenture or officer’s certificate related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Genpact UK Board and the Genpact USA Board, upon payment of the consideration therefor provided for therein, such UK Co-Issuer Debt Securities and Guarantees, if any, will constitute valid and binding obligations of Genpact UK and Genpact USA, enforceable against Genpact UK and Genpact USA in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(5)       with respect to the Depositary Shares, when (A) the Genpact Limited Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (B) a deposit agreement or agreements relating to the Depositary Shares have been duly authorized and validly executed and delivered by Genpact Limited, the depositary appointed by Genpact Limited and each other party thereto, (C) the Preference Shares underlying the Depositary Shares have been duly deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (D) Depositary Shares or receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Genpact Limited

Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will constitute valid and binding obligations of Genpact Limited, enforceable against Genpact Limited in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(6)       with respect to the Warrants, when (A) the Genpact Limited Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by Genpact Limited, the warrant agent appointed by Genpact Limited and each other party thereto, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Genpact Limited Board, upon payment of the consideration therefor provided for therein, the Warrants will constitute valid and binding obligations of Genpact Limited, enforceable against Genpact Limited in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(7)       with respect to the Units, when (A) the Genpact Limited Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (B) a unit agreement or agreements relating to the Units have been duly authorized and validly executed and delivered by Genpact Limited, a unit agent appointed by Genpact Limited and each other party thereto and (C) if such Units relate to the issuance and sale of Genpact Limited Senior Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Units relate to the issuance and sale of Genpact Limited Subordinated Debt Securities, the actions described in paragraph 2 above have been taken, (E) if such Units relate to the issuance and sale of shares of Luxembourg Co-Issuer Debt Securities, the actions described in paragraph 3 above have been taken, (F) if such Units relate to the issuance and sale of shares of UK Co-Issuer Debt Securities, the actions described in paragraph 4 above have been taken, (G) if such Units relate to the issuance and sale of Depositary Shares, the actions described in paragraph 5 above have been taken, (H) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 6 above have been taken and (I) the Units or certificates representing the Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate unit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Genpact Limited Board, upon payment of the consideration therefor provided for therein, the Units will be validly issued and will constitute valid and binding obligations of Genpact Limited, enforceable against Genpact Limited in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indentures, Debt Securities, Guarantees, Warrants or Units that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indentures, Debt Securities, Guarantees, Warrants or Units to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court of the United States would render a judgment other than in United States dollars.

We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of England and Wales, Luxembourg or Bermuda. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of other jurisdictions as they relate to Genpact UK, Genpact Luxembourg or Genpact Limited, we have relied upon and assumed the correctness of, without independent investigation, the opinions of Appleby (Bermuda) Limited, Bermuda counsel to Genpact Limited, Allen Overy Shearman Sterling SCS, société en commandite simple (inscrite au barreau de Luxembourg), Luxembourg counsel to Genpact Luxembourg, and Slaughter and May, English counsel to Genpact UK.

We understand that we may be referred to as counsel who has passed upon the validity of the Securities of the Companies in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Genpact UK Finco plc
5 Merchant Square, 5th Floor

London, England, W2 1AY

Genpact USA, Inc.

521 Fifth Avenue, 14th Floor

New York, NY 10175

Genpact Limited

Canons Court

22 Victoria Street

Hamilton, HM 12, Bermuda

Genpact Luxembourg S.à r.l.

12E, Rue Guillaume J.Kroll

L-1882 Luxembourg

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